UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2010

Huttig Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14982 (Commission File Number)	43-0334550 (IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO (Address of principal executive offices)	63141 (Zip Code)
Registrant’s telephone number, including area code (314) 216-2600
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Reinstatement of Base Salaries
As disclosed by Huttig Building Products, Inc. (the “ Company”) in its Form 8-K filed with the Securities and Exchange Commission on September 25, 2009, the Company, in connection with its ongoing cost containment initiatives, instituted a temporary 10% reduction in the annual base salaries of certain employees, including each of the executive officers, effective September 28, 2009.
At its meeting on June 22, 2010, the Company’s Board of Directors (the “ Board”) approved the reinstatement of the full base salaries of each of the executive officers, effective April 12, 2010. The salaries of the other affected employees have previously been reinstated, or are now being reinstated, as of April 12, 2010. The reinstated base salaries for each of the executive officers are as follows:

Reinstated Annual
Name	Base Salary
Jon Vrabely	$400,000
Phil Keipp	$250,000
Greg Gurley	$225,000
Brian Robinson	$199,500
Rick Baltz	$190,000
The Board also approved, at its meeting on June 22, 2010, the execution by the Company of an amendment to Mr. Vrabely’s employment agreement to reflect the above-described salary reinstatement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc. (Registrant)
Date: June 25, 2010
/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer